UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 27, 2002

AFFINITY GROUP HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-26389	59-2922099
(State or other jurisdiction	(Commission	(IRS Employer
of corporation)	File Number)	Identification No.)

64 Inverness Drive East		(303) 792-7284
Englewood, CO 80112		(Registrant’s telephone
(Address of principal executive offices)		number incl. area code)

ITEM 4.  CHANGE IN REGISTRANT’S ACCOUNTANTS

On June 26, 2002, the Board of Directors of Affinity Group Holding, Inc. (the "Company") appointed Ernst & Young LLP as the Company's independent public accountants, replacing Arthur Andersen LLP.  The Company dismissed Arthur Andersen LLP on the same date.  Ernst & Young LLP has notified the Company that it has accepted the engagement.

The audit reports of Arthur Andersen LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years of the Company, ended December 31, 2001 and 2000 respectively, and the subsequent interim period to the date hereof, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Company and the subsequent interim period to the date hereof.

During the two most recent fiscal years of the Company and the subsequent interim period to the date hereof, the Company did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Company provided Arthur Andersen a copy of the foregoing disclosures. Attached as Exhibit 4.12 is a copy of Arthur Andersen's letter dated June 27, 2002 stating that it has found no basis for disagreement with such statements.

ITEM 6.   RESIGNATIONS OF REGISTRANT’S DIRECTORS:

On May 31, 2002, Thomas A. Donnelly, director of the registrant, tendered his resignation as a director.  The resignation was accepted by the registrant and its sole shareholder. There were no disagreements between the registrant and the director in respect of any matters relating to the registrant’s operations, policies or practices.

ITEM 7.                                                     FINANCIAL STATEMENTS AND EXHIBITS

C.                                   EXHIBITS

Exhibit 4.12                               Letter regarding change in certifying accountants.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AFFINITY GROUP HOLDING, INC.

/s/
Date: June 27, 2002	Mark J. Boggess
Senior Vice President
Chief Financial Officer